As filed with the Securities and Exchange Commission on October 27, 2017
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 27, 2017
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On October 27, 2017, Oppenheimer Holdings Inc. (the "Company") issued a press release announcing its third quarter 2017 earnings. A copy of the October 27, 2017 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1     Oppenheimer Holdings Inc.'s Press Release dated October 27, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: October 27, 2017 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated October 27, 2017

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2017
Earnings and Announces Quarterly Dividend

New York, October 27, 2017 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $7.8 million or $0.59 basic net income per share for the third quarter of 2017 compared with a net loss of $712,000 or $0.05 basic net loss per share for the third quarter of 2016. Income before income taxes from continuing operations was $11.8 million for the third quarter of 2017 compared with a loss before income taxes from continuing operations of $1.8 million for the third quarter of 2016. Net income from discontinued operations was $461,000 for the third quarter of 2017 compared with net income from discontinued operations of $413,000 for the third quarter of 2016. Revenue from continuing operations for the third quarter of 2017 was $226.2 million compared with revenue from continuing operations of $211.8 million for the third quarter of 2016, an increase of 6.8%. Revenue from discontinued operations for the third quarter of 2017 was $785,000 compared with revenue from discontinued operations of $1.8 million for the third quarter of 2016.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2017	9/30/2016	% Change	9/30/2017	9/30/2016	% Change
Revenue	$226,220	$211,804	6.8	$655,365	$638,834	2.6
Expenses	214,392	213,614	0.4	652,199	653,230	(0.2)
Income (Loss) Before Income Taxes from Continuing Operations	11,828	(1,810)	*	3,166	(14,396)	*
Income Taxes	4,425	(751)	*	2,464	(7,190)	*
Net Income (Loss) from Continuing Operations	7,403	(1,059)	*	702	(7,206)	*
Net Income from Discontinued Operations	461	413	11.6	1,101	9,362	(88.2)
Net Income (Loss )	7,864	(646)	*	1,803	2,156	(16.4)
Less Net Income Attributable to Non-Controlling Interest, Net of Tax	75	66	13.6	180	1,527	(88.2)
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$7,789	$(712)	*	$1,623	$629	158.0

Basic Net Income (Loss) Per Share (1)
Continuing Operations	$0.56	$(0.08)	*	$0.05	$(0.54)	*
Discontinued Operations	0.03	0.03	—	0.07	0.59	(88.1)
Net Income (Loss) Per Share	$0.59	$(0.05)	*	$0.12	$0.05	140.0

Diluted Net Income (Loss) Per Share (1)
Continuing Operations	$0.54	$(0.08)	*	$0.05	$(0.54)	(109.3)
Discontinued Operations	0.03	0.03	—	0.07	0.59	(88.1)
Net Income (Loss) Per Share	$0.57	$(0.05)	*	$0.12	$0.05	140.0

Weighted Average Number of Common Shares Outstanding
Basic	13,213	13,367	(1.2)	13,290	13,371	(0.6)
Diluted	13,764	13,367	3.0	13,790	13,371	3.1

	As of			As of
	9/30/2017	9/30/2016	% Change	9/30/2017	12/31/2016	% Change
Book Value Per Share	$38.48	$38.41	0.2	$38.48	$38.22	0.7
Tangible Book Value Per Share	$25.54	$25.73	(0.7)	$25.54	$25.53	—

* Percentage not meaningful.
(1)	Attributable to Oppenheimer Holdings Inc.

The S&P 500 index increased 4.0% during the third quarter of 2017 driven by improving economic conditions, low interest rates, and improved corporate earnings. Despite geopolitical issues around the world (North Korea, Syria, and South China Sea) and destructive hurricanes hitting the U.S. mainland, the U.S. Virgin Islands and Puerto Rico, market volatility remained at historic lows during the period. Expectations of another increase in short-term interest rates by the Federal Reserve in December 2017, the unwinding of the Federal Reserve's balance sheet, and the prospects of tax reform resulted in a stronger U.S. dollar and an increase in U.S. Treasury yields. The 10-Year Treasury yield ended the quarter at 2.33%.

Albert G. Lowenthal, Chairman and CEO commented, "Results from continuing operations improved significantly over the comparable period last year driven by increased investment banking activity, higher fee-based revenues from investment management, as well as higher fees from the FDIC-insured bank deposit program. Investment banking results were positively impacted by increased participations in equities and debt underwritings. The fee-based business continued to perform well driven by strong equity markets and the continued adoption of fee-based strategies by our wealth management clients propelling assets under management to record highs. Trading activity and transaction revenues continued to decline as retail and institutional investor activity levels continued their long-term decline amid record low levels of volatility. Spreads increased on our interest rate sensitive assets as we began to see the full benefit of the June 2017 increase in short-term interest rates."

Financial Highlights

•
Commission revenue was $77.6 million for the third quarter of 2017, a decrease of 13.8% compared with $90.0 million for the third quarter of 2016 due to reduced transaction volumes from retail and institutional investors and a lower financial adviser headcount during the third quarter of 2017.

•	Advisory fees were $74.3 million for the third quarter of 2017, an increase of 10.2% compared with $67.5 million for the third quarter of 2016 due to a higher level of client assets under management.

•
Investment banking revenue increased 18.0% to $23.9 million for the third quarter of 2017 compared with $20.3 million for the third quarter of 2016 due to higher equity and debt underwriting fees partially offset by lower merger and acquisition advisory fees during the third quarter of 2017.

•
Principal transactions revenue increased 4.3% to $5.1 million for the third quarter of 2017 compared with $4.9 million for the third quarter of 2016 due to higher income from fixed income trading during the third quarter of 2017.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2017	9/30/2016	% Change	9/30/2017	9/30/2016	% Change
Revenue
Private Client (1)	$147,428	$127,835	15.3	$425,069	$376,737	12.8
Asset Management (1)	19,277	23,234	(17.0)	57,247	68,978	(17.0)
Capital Markets	58,808	60,703	(3.1)	168,418	187,292	(10.1)
Corporate/Other	707	32	2,109.4	4,631	5,827	(20.5)
	226,220	211,804	6.8	655,365	638,834	2.6
Income (Loss) Before Income Taxes from Continuing Operations
Private Client(1)	36,950	20,137	83.5	93,763	50,799	84.6
Asset Management(1)	3,338	9,380	(64.4)	11,130	21,851	(49.1)
Capital Markets	(1,639)	(1,103)	48.6	(25,235)	(3,856)	554.4
Corporate/Other	(26,821)	(30,224)	(11.3)	(76,492)	(83,190)	(8.1)
	$11,828	$(1,810)	(753.5)	$3,166	$(14,396)	(122.0)

(1)	Effective January 1, 2017, the allocation of advisory fees between Private Client and Asset Management changed from 77.5% and 22.5% to 90.0% and 10.0%, respectively.

Private Client

Private Client reported revenue of $147.4 million for the third quarter of 2017, 15.3% higher than the third quarter of 2016 due to increased advisory fee revenue from higher client assets under management, changes in the revenue allocation with the Asset Management segment (see below) and higher fees earned on client deposits in the FDIC-insured bank deposit program offset by lower retail commissions during the third quarter of 2017. The third quarter of 2017 was also positively impacted by an arbitration award and insurance proceeds, totaling $4.1 million. Income before income taxes was $37.0 million for the third quarter of 2017, an increase of 83.5% compared with the third quarter of 2016 due to the increases in revenue referred to above during the third quarter of 2017.

•	Client assets under administration were $82.8 billion at September 30, 2017 compared with $77.2 billion at December 31, 2016, an increase of 7.3%.

•
Financial adviser headcount was 1,117 at the end of the third quarter of 2017, down from 1,177 at the end of the third quarter of 2016. The decline in financial adviser headcount since the third quarter of 2016 has resulted from the Company's attention to adviser productivity leading to attrition for less productive financial advisers. The decline in headcount also has been impacted by retirements and normal attrition.

•
Retail commissions were $48.1 million for the third quarter of 2017, a decrease of 11.6% from the third quarter of 2016 due to reduced transaction volumes from retail investors and a lower financial adviser headcount during the third quarter of 2017.

•
Advisory fee revenue on traditional and alternative managed products was $55.2 million for the third quarter of 2017, an increase of 22.1% from the third quarter of 2016 (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of client assets under management ("AUM") and the change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which contributed to an increase of $5.6 million in revenue in the Private Client segment.

•
Fees earned on client cash deposits in the FDIC-insured bank deposit program were $21.1 million during the third quarter of 2017 versus $9.6 million for the third quarter of 2016. The increase was due primarily to higher short-term interest rates during the third quarter of 2017.

Asset Management

Asset Management reported revenue of $19.3 million for the third quarter of 2017, 17.0% lower than the third quarter of 2016 primarily due to the change in revenue allocation (see below). Income before income taxes was $3.3 million for the third quarter of 2017, a decrease of 64.4% compared with the third quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $19.1 million for the third quarter of 2017, a decrease of 14.3% from the third quarter of 2016. Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $26.1 billion at June 30, 2017 ($24.3 billion at June 30, 2016) and are allocated to the Private Client and Asset Management business segments. Advisory fees decreased $5.6 million due to the change in the allocation of advisory fees between the Private Client and Asset Management segments which became effective January 1, 2017.

•
At September 30, 2017, AUM hit a record high of $27.2 billion, an increase of 10.6% compared with $24.6 billion at September 30, 2016. AUM at September 30, 2017 is the basis for advisory fee billings for the fourth quarter of 2017. The increase in AUM was comprised of asset appreciation of $1.7 billion and net contributions of assets of $0.9 billion.

Capital Markets

Capital Markets reported revenue of $58.8 million for the third quarter of 2017, 3.1% lower than the third quarter of 2016 due to lower institutional equities and fixed income commissions offset by higher fees from investment banking activities during the third quarter of 2017. Loss before income taxes was $1.6 million for the third quarter of 2017, compared with a loss before income taxes of $1.1 million for the third quarter of 2016 due to the decreases in revenue referred to above offset by lower salaries and production-related compensation expenses during the third quarter of 2017.

•
Institutional equities commissions decreased 14.0% to $21.5 million for the third quarter of 2017 compared with the third quarter of 2016 due to lower volatility and trading volumes in the equity markets.

•
Advisory fees from investment banking activities decreased 47.7% to $6.8 million in the third quarter of 2017 compared with the third quarter of 2016 due to lower fees earned on completed mergers and acquisitions transactions during the third quarter of 2017.

•
Equity underwriting fees increased 234.3% to $11.7 million for the third quarter of 2017 compared with the third quarter of 2016 due to the Company's increased focus on equity issuance and penetration in the healthcare and technology sectors leading to higher equity underwriting activity during the period.

•
Revenue from Taxable Fixed Income decreased 7.6% to $13.3 million for the third quarter of 2017 compared with the third quarter of 2016 due to low volatility which led to decreased institutional fixed income activity during the third quarter of 2017.

•	Public Finance and Municipal Trading revenue increased 16.7% to $3.5 million for the third quarter of 2017 compared with the third quarter of 2016.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $142.1 million during the third quarter of 2017, roughly flat compared with the third quarter of 2016. Lower production-related expenses were offset by higher incentive and share-based compensation costs during the third quarter of 2017. Compensation and related expenses as a percentage of revenue was 62.8% during the third quarter of 2017 compared with 67.2% during the third quarter of 2016.

Non-Compensation Expenses

Non-compensation expenses were $72.3 million during the third quarter of 2017, an increase of 1.4% compared with $71.3 million during the third quarter of 2016 due to higher interest and external portfolio manager expenses partially offset by lower legal and regulatory costs during the third quarter of 2017.

Income Taxes

The effective income tax rate from continuing operations for the third quarter of 2017 was 37.4% compared with 41.5% for the third quarter of 2016 and reflects the Company's estimate of the annual effective tax rate adjusted for certain discrete items.

Discontinued Operations

During 2016, the Company completed the sales of substantially all of the assets of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. ("OMHHF") subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three and nine months ended September 30, 2017 and 2016:

('000s)
	For the 3-Months Ended		For the 9-Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Revenue
Interest	$2	$112	$7	$921
Principal transactions, net	—	(2,380)	—	(9,008)
Other (1)	783	4,073	1,887	31,547
Total revenue	785	1,805	1,894	23,460
Expenses
Compensation and related expenses	1	573	18	4,225
Communications and technology	8	40	20	201
Occupancy and equipment costs	—	37	—	399
Interest	7	28	7	408
Other	—	239	15	2,630
Total expenses	16	917	60	7,863
Income before income taxes	769	888	1,834	15,597
Income taxes	308	475	733	6,235
Net income from discontinued operations	$461	$413	$1,101	$9,362

(1)	Other revenue for the three and nine months ended September 30, 2017 was primarily due to an earn-out from the sale of OMHHF's pipeline of business in 2016.

Balance Sheet and Liquidity

•	At September 30, 2017, total equity was $504.8 million compared with $513.3 million at December 31, 2016.

•	At September 30, 2017, book value per share was $38.48 (compared with $38.22 at December 31, 2016) and tangible book value per share was $25.54 (compared with $25.53 at December 31, 2016).

•
The Company's level 3 assets, primarily auction rate securities, were $107.0 million at September 30, 2017 (compared with $86.0 million at December 31, 2016). The increase in level 3 assets was primarily due to the purchase of auction rate securities during the nine-month period ended September 30, 2017 pursuant to regulatory and legal settlements.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on November 24, 2017 to holders of Class A non-voting and Class B voting common stock of record on November 10, 2017.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 offices in 24 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Exhibit 99.1 – Risk Factors in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2017.

Oppenheimer Holdings Inc.
Consolidated Statements of Operations (unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the 9-Months Ended
	9/30/2017	9/30/2016	% Change	9/30/2017	9/30/2016	% Change
REVENUE
Commissions	$77,635	$90,023	(13.8)	$248,204	$286,447	(13.4)
Advisory fees	74,329	67,452	10.2	216,521	199,582	8.5
Investment banking	23,940	20,280	18.0	57,347	51,544	11.3
Interest	12,952	11,291	14.7	36,346	36,340	—
Principal transactions, net	5,135	4,922	4.3	15,810	19,117	(17.3)
Other	32,229	17,836	80.7	81,137	45,804	77.1
Total revenue	226,220	211,804	6.8	655,365	638,834	2.6
EXPENSES
Compensation and related expenses	142,090	142,308	(0.2)	428,625	432,524	(0.9)
Communications and technology	17,781	17,201	3.4	53,886	52,519	2.6
Occupancy and equipment costs	15,288	14,909	2.5	45,721	44,796	2.1
Clearing and exchange fees	5,622	5,886	(4.5)	17,392	19,006	(8.5)
Interest	6,500	4,687	38.7	18,710	14,526	28.8
Other	27,111	28,623	(5.3)	87,865	89,859	(2.2)
Total expenses	214,392	213,614	0.4	652,199	653,230	(0.2)
Income (Loss) before income taxes from continuing operations	11,828	(1,810)	*	3,166	(14,396)	*
Income taxes	4,425	(751)	*	2,464	(7,190)	*
Net income (loss) from continuing operations	7,403	(1,059)	*	702	(7,206)	*

Discontinued operations
Income from discontinued operations	769	888	(13.4)	1,834	15,597	(88.2)
Income taxes	308	475	(35.2)	733	6,235	(88.2)
Net income from discontinued operations	461	413	11.6	1,101	9,362	(88.2)

Net income (loss)	7,864	(646)	*	1,803	2,156	(16.4)
Less net income attributable to non-controlling interest, net of tax	75	66	13.6	180	1,527	(88.2)
Net income (loss) attributable to Oppenheimer Holdings Inc.	$7,789	$(712)	*	$1,623	$629	158.0

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.56	$(0.08)	*	$0.05	$(0.54)	*
Discontinued operations	0.03	0.03	—	0.07	0.59	(88.1)
Net income (loss) per share	$0.59	$(0.05)	*	$0.12	$0.05	140.0
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$0.54	$(0.08)	*	$0.05	$(0.54)	(109.3)
Discontinued operations	0.03	0.03	—	0.07	0.59	(88.1)
Net income (loss) per share	$0.57	$(0.05)	*	$0.12	$0.05	140.0
Weighted Average Number of Common Shares Outstanding
Basic	13,213	13,367	(1.2)	13,290	13,371	(0.6)
Diluted	13,764	13,367	3.0	13,790	13,371	3.1

* Percentage not meaningful.